EXHIBIT 99.1

SigmaTron International, Inc. Reports Year End Financial Results for fiscal Year 2018

ELK GROVE VILLAGE, Ill., July 20, 2018 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal year ended April 30, 2018.  Revenues increased to $278.1 million in fiscal year 2018 from $253.4 million in the prior fiscal year.  Net income decreased to a net loss of $3,241,870 in fiscal year 2018 compared to a net income of $1,390,206 in fiscal year 2017.  Basic and diluted loss per share for the fiscal year ended April 30, 2018 were each $0.77 compared to earnings per share of $0.33 each in fiscal year 2017.

For the fourth quarter of fiscal year 2018, revenues increased to $68.2 million compared to $65.9 million for the same quarter in the prior fiscal year.  Basic and diluted loss per share for the fiscal year 2018 fourth quarter were each $1.04 compared to basic and diluted earnings per share of $0.30 each for the same period of fiscal year 2017.

Commenting on SigmaTron’s results, Gary R. Fairhead, President, Chief Executive Officer and Chairman of the Board, said, “Unfortunately, SigmaTron posted a significant loss in the fourth quarter which created a significant loss for the Company for fiscal 2018.  This loss was created by two events that were recorded in the fourth quarter.  Absent these two situations, SigmaTron posted a pre-tax profit of $503,680 for the fourth quarter and $2,120,107 for the year and is heading into fiscal 2019 with good momentum and projected revenue growth.

“The first significant event was the write-off of intangible assets of $3,913,006 which included goodwill that was created when we acquired Spitfire Controls in May of 2012.  These items are subject to yearly testing in the fourth fiscal quarter.  The entire write off is a non-cash expense and will not affect our operations going forward.

“The second significant event was the purchase and subsequent sale of Petzila, Inc.’s assets.  Petzila was a start-up customer that began doing business with SigmaTron four years ago.  Unfortunately, Petzila was unable to raise adequate capital to execute its strategic plan and ultimately were unable to support their financial requirements and obligations.  This situation has been noted in our prior SEC filings.  SigmaTron had a first lien on all of Petzila’s assets and during the fourth quarter it became apparent that the investment banker retained by Petzila to sell the Company would not be successful in doing so.  Accordingly, SigmaTron decided to foreclose on its lien through a UCC foreclosure sale that was held on April 30, 2018.  Subsequent to that foreclosure, as previously reported, the assets were sold to Wagz, Inc.  The accounting of this transaction resulted in a loss of $2,509,423 which was recorded at the end of the fourth quarter. SigmaTron received cash, common stock of Wagz, and a royalty based on future sales of the Petzila product under the terms of the asset sale.  Both the stock and the earn-out have potential future value.

“Regarding both of these events, our bank, U.S. Bank National Association, considers them non-cash events under our asset-based loan agreement.  I’m pleased to report that under our agreement we remained in compliance at fiscal year-end with our financial covenant requirements.  We also project remaining compliant with these covenants during fiscal 2019.

“As I previously mentioned, we believe SigmaTron will experience significant growth in fiscal 2019.  Several new customers that were added during fiscal year 2018 are starting to ramp up during the first quarter of fiscal 2019 and we believe this growth will continue through the fiscal year.  Current customers are also continuing to forecast higher volumes and have awarded us new programs which will also contribute to our projected growth.  Our percentage of overall business in the appliance market continues to decrease.  While we value our relationships in the appliance marketplace, the business is not as attractive as the industrial and medical markets where our business is growing.  We expect that trend to continue.

“As mentioned above, we currently project increased revenue growth for fiscal 2019.  I’m pleased to report that subsequent to fiscal 2018 year-end, U.S. Bank National Association has agreed to increase our line of credit by $10 million from $35 million to $45 million subject to available collateral as defined under our current agreement.  The increased line of credit will adequately support our current projected growth and lay the foundation for future growth beyond fiscal 2019.

“Regarding our overall industry, we continue to see a volatile electronic component marketplace which continues to cause production disruptions for our operations and delayed shipments to our customers.  Unfortunately, we do not see that improving in the short term as the manufacturers of certain components do not appear to be expanding capacity.  In addition, the labor market continues to tighten in North America as well as the Asia-Pacific region.  Layered on top of those issues are the continuing trade negotiations between the United States and NAFTA members as well as China.  This also creates a volatile marketplace and uncertainty.  Hopefully an agreement will be reached soon to lend some stability to our customers and our industry.

“While I am reporting disappointing news for the fourth fiscal quarter of 2018, I remain optimistic about our prospects going forward.  We have many new opportunities that are quite exciting and we will be adding several new customers during the first quarter of fiscal 2019.  While we do have volatile markets in terms of electronic components and labor, everyone in our industry is experiencing the same pressures and I believe that we will be able to proactively resolve them with both our customers and our suppliers.  Finally, I want to again take this opportunity to thank our customers, supply chain, U.S. Bank National Association, our Board of Directors and our employees for their continued support of the Company during fiscal year 2018 and our efforts going forward.”

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products.  SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam.  SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Note:  This press release contains forward-looking statements.  Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements.  These forward-looking statements are based on the current expectations of the Company.  Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially.  Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets and goodwill impairment testing; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth.  These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

Financial tables to follow…

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	April 30,	April 30,	April 30,	April 30,
	2018	2017	2018	2017

Net sales	$68,214,619	$65,861,447	$278,131,709	$253,370,531

Cost of products sold	61,369,663	57,962,001	251,528,791	228,194,867

Gross profit	6,844,956	7,899,446	26,602,918	25,175,664

Impairment of goodwill and long lived asset	3,913,006	-	3,913,006	-
Loss on settlement of receivable and disposal of related assets	2,509,423	-	2,509,423	-
Selling and administrative expenses	5,897,840	5,641,170	23,089,939	21,909,466

Operating (loss) income	(5,475,313)	2,258,276	(2,909,450)	3,266,198

Other expense	443,436	103,103	1,392,872	768,515

(Loss) income from operations before income tax	(5,918,749)	2,155,173	(4,302,322)	2,497,683

Income tax (benefit) expense	(1,526,544)	897,007	(1,060,452)	1,107,477

Net (loss) income	($4,392,205)	$1,258,166	(3,241,870)	$1,390,206

Net (loss) income per common share - basic	($1.04)	$0.30	($0.77)	$0.33

Net (loss) income per common share - assuming dilution	($1.04)	$0.30	($0.77)	$0.33

Weighted average number of common equivalent
shares outstanding - assuming dilution	4,215,258	4,207,266	4,205,483	4,213,592

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2018	2017

Assets:

Current assets	$120,029,726	$109,031,913

Machinery and equipment-net	35,288,997	33,008,714

Deferred income taxes	1,109,681	236,087
Intangibles	3,088,085	4,213,235
Goodwill	-	3,222,899
Other assets	1,713,481	1,472,816

Total assets	$161,229,970	$151,185,664

Liabilities and stockholders' equity:

Current liabilities	$59,378,486	$55,611,214

Long-term obligations	43,041,533	33,702,305

Stockholders' equity	58,809,951	61,872,145

Total liabilities and stockholders' equity	$161,229,970	$151,185,664

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095